UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 450

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Company’s Disclosure in Section 2.02 of this Report is hereby incorporated by reference to the extent it impacts the nature and amount of consideration received for the assets.

Item 2.02.	Results of Operations and Financial Condition.

On May 20, 2009, Selectica, Inc. (the “Company”) issued a press release announcing that it will delay the announcement of its earnings and other financial results for its fourth quarter ended March 31, 2009, originally scheduled for May 21, 2009, to enable the company to complete review of the accounting treatment related to the sale of its Indian subsidiary, Selectica India Pvt. Ltd., announced on April 6, 2009. Investors should no longer rely on the Company’s statements made on April 6, 2009 and the Company’s Current Report on Form 8-K filed on April 7, 2009, regarding the accounting for that transaction. The Company anticipates holding a conference call and releasing results in early June 2009, subject to completion of the year-end financial results.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: May 22, 2009	By:	/s/ Richard Heaps
Richard Heaps Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press Release of Selectica, Inc., dated May 20, 2009.